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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 16, 1998


                             ADVANCE PARADIGM, INC.
               (Exact Name of Registrant as Specified in Charter)

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
                  Delaware                             0-21447                            75-2493381
        (State or Other Jurisdiction                 (Commission                         (IRS Employer
              of Incorporation)                      File Number)                      Identification No.)
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       545 E. John Carpenter Freeway, Suite 1570, Irving, Texas    75062
              (Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code:  (972) 830-6199


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 16, 1998, the Company completed the acquisition of Baumel-Eisner Neuromedical Institute, Inc., ("Baumel-Eisner"), a privately held clinical trials firm based in southern Florida. The effective date of the transaction is December 1, 1998. The Company paid $25 million in exchange for all outstanding shares of Baumel-Eisner, which was funded from the Company's working capital. Baumel-Eisner conducts neurological and psychiatric clinical trials of investigational new drugs on behalf of the pharmaceutical industry.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

         Pursuant to Section 2.10.3-05(b)(2)(i) of Regulation S-X, the Company is not required to file financial statements of Baumel-Eisner as part of this Form 8-K.

         (b)      Pro Forma Financial Information.

         Pursuant to Section 2.10.11-01(b)(1) of Regulation S-X, the Company is not required to file pro forma financial information as part of this Form 8-K.

         (c)      Exhibits.

         Exhibits required by Item 601 of Regulation S-K:

         Exhibit No.    Exhibit
         -----------    -------

               2.1 Stock Purchase Agreement, by and among Advance Paradigm, Inc., Baumel-Eisner Neuromedical Institute, Inc., Barry Baumel, M.D. and Larry S. Eisner, M.D., dated effective as of December 1, 1998





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ADVANCE PARADIGM, INC.



Date:  December 29, 1998                 By: /s/ David D. Halbert
                                            ------------------------
                                         Name:  David D. Halbert
                                         Title: Chairman of the Board, Chief
                                                Executive Officer and President



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                                 EXHIBIT INDEX


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         Exhibit No.    Exhibit
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

               2.1 Stock Purchase Agreement, by and among Advance Paradigm, Inc., Baumel-Eisner Neuromedical Institute, Inc., Barry Baumel, M.D. and Larry S. Eisner, M.D., dated effective as of December 1, 1998
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